Exhibit 99.1

[LINCOLN FINANCIAL LOGO]                    [BAIN FINANCIAL LOGO]

Lincoln Financial and Bain Capital Announce Long-Term Strategic Partnership

•Lincoln, a trusted provider of retail life and annuity solutions and workplace benefits, and Bain Capital, a leading global investment firm, announced the formation of a strategic partnership.
•Bain Capital to acquire a 9.9% ownership stake in Lincoln for aggregate consideration of $825 million.
•Bain Capital to become a strategic asset management partner across a variety of asset classes.
•The partnership will enable Lincoln to accelerate its strategy, unlock value creation opportunities, and provide growth capital to be deployed in areas of strategic focus.

Radnor, Pa., April 9, 2025: Lincoln Financial (NYSE: LNC) today announced an $825 million strategic growth investment from Bain Capital, a leading global investment firm. Bain Capital will acquire a 9.9% stake in Lincoln Financial, creating significant alignment and long-term value creation opportunities across an array of strategic initiatives over time, with a focus on advancing Lincoln’s goal of sustained profitable growth.

As part of the transaction, Lincoln and Bain Capital have agreed to enter into a 10-year, non-exclusive strategic investment management relationship, with Bain Capital becoming an investment manager across a variety of asset classes including private credit, structured assets, mortgage loans, and private equity. This partnership provides Lincoln with access to a sustained source of high-quality private asset classes with differentiated risk-adjusted returns that enhance Lincoln’s existing multi-manager platform.

“Today’s announcement marks a pivotal milestone for Lincoln and highlights our commitment to delivering long-term value for our stakeholders,” said Ellen Cooper, Chairman, President and Chief Executive Officer of Lincoln Financial. “This partnership aligns us with a highly reputable organization whose powerful platform and shared values and goals will enable us to accelerate the execution of our strategy. We are extremely pleased with the strategic and financial benefits of our mutual capabilities and believe this partnership positions us for future success.”

“For over 120 years, Lincoln has served as a trusted financial steward for millions of people,” said David Gross, Co-Managing Partner at Bain Capital. “This long-term, strategic relationship reflects our commitment to advancing Lincoln’s future by providing access to our high-quality investment platform, expertise across asset classes, and value-added capital. We look forward to working closely with the Lincoln team to further their organization in driving meaningful scale and profitable growth."

The parties have signed a definitive agreement for the sale of a 9.9% equity stake on a post-issuance basis in Lincoln National Corporation (LNC) for $825 million in an all-cash transaction. LNC will sell approximately 18.8 million shares of its common stock for $44.00 per share, based on a 25% premium to the 30-day volume-weighted average price as of April 8, 2025. Under the terms of the agreement, Bain Capital has agreed to certain limitations and restrictions on its ability to divest its ownership stake.

The transaction provides Lincoln with growth capital to deploy toward its strategic priorities, including growing spread-based earnings, advancing its portfolio management efforts and asset sourcing capabilities, and optimizing its legacy life portfolio. Additionally, the transaction provides Lincoln with the financial flexibility to accelerate its goal of reducing its leverage ratio towards its 25% target.

The transaction is subject to customary closing conditions, including regulatory approvals, and is anticipated to close in the second half of 2025.

Goldman Sachs & Co. LLC acted as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to Lincoln Financial. Sumitomo Mitsui Banking Corporation acted as structuring advisor and Debevoise & Plimpton LLP and Ropes and Gray LLP served as legal advisor to Bain Capital.

Conference Call Information
Lincoln Financial will host an investor call at 8:30 a.m. Eastern Time today, Wednesday, April 9 to discuss this announcement. A presentation is available on the company’s Investor Relations web page at www.lincolnfinancial.com/investor.

The conference call will be broadcast live through the company’s website at www.lincolnfinancial.com/webcast. Please log on to the webcast at least 15 minutes prior to the start of the conference call to download and install any necessary streaming media software. A replay of the call will be available by 12 p.m. Eastern Time on April 9, 2025, at www.lincolnfinancial.com/webcast.

Forward-Looking Statements – Cautionary Language
Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, performance or financial results, including the closing of the transaction and the expected timing thereof, the expected benefits of the transaction, the expected use of transaction proceeds, and the expected improvement to our leverage ratio. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of Lincoln to consummate the transaction with Bain Capital; the possibility that the expected benefits related to the transaction may not materialize as expected; the transaction may not be timely completed, if completed at all; the ability to satisfy the closing conditions to the transaction in a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Lincoln or Bain Capital to terminate one or more of the transaction agreements; and the outcome of any legal proceedings that may be instituted against Lincoln, Bain Capital or their respective directors, officers or employees. Our most recent Annual Report on Form 10-K, as well as other reports that we file with the SEC, include risk factors that could affect our future actions, businesses and financial performance and results. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to correct or update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

About Lincoln Financial
Lincoln Financial helps people confidently plan for their vision of a successful financial future. As of December 31, 2024, approximately 17 million customers trust our guidance and solutions across four core businesses – annuities, life insurance, group protection, and retirement plan services. As of December 31, 2024, the company had $321 billion in end-of-period account balances, net of reinsurance. Headquartered in Radnor, Pa., Lincoln Financial is the marketing name for Lincoln National Corporation (NYSE: LNC) and its affiliates.

About Bain Capital
Founded in 1984, Bain Capital is one of the world’s leading private investment firms. We are committed to creating lasting impact for our investors, teams, businesses, and the communities in which we live. As a private partnership, we lead with conviction and a culture of collaboration, advantages that enable us to innovate investment approaches, unlock opportunities, and create exceptional outcomes. Our global platform invests across five focus areas: Private Equity, Growth & Venture, Capital Solutions, Credit & Capital Markets, and Real Assets. In these focus areas, we bring deep sector expertise and wide-ranging capabilities. We have 24 offices on four continents, more than 1,850 employees, and approximately $185 billion in assets under management. To learn more, visit www.Baincapital.com. Follow @BainCapital on LinkedIn and X (Twitter).

Lincoln Financial Contacts:
Tina Madon	Kelly Capizzi
445-280-0488	484-538-724
Investor Relations	Media Relations
Tina.Madon@LFG.com	Kelly.Capizzi@LFG.com

Bain Capital Contacts (Stanton):
Charlyn Lusk	Thomas Conroy
clusk@stantonprm.com	tconroy@stantonprm.com
646-502-3549	646-502-9006

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